Exhibit 99.2

Brookridge Funding, LLC

Financial Statements

For the Year Ended December 31, 2007

Brookridge Funding, LLC

Report of Independent Auditors

To the Members
Brookridge Funding, LLC
Danbury, Connecticut

We have audited the accompanying balance sheet of Brookridge Funding, LLC (the “Company”) as of December 31, 2007, and the related statement of operations, changes in members’ capital and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brookridge Funding LLC as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry Bekaert & Holland L.L.P.

Charlotte, North Carolina
February 18, 2010

Brookridge Funding, LLC

Balance Sheet
December 31, 2007

2007
Assets
Current assets
Cash and cash equivalents	$196,257
Retained interest in purchased accounts receivable, net	3,604,202
Fees receivable	54,791
Brookridge Trade Finance fees receivable	44,950
Total current assets	3,900,200

Other non-current assets	2,000

Total assets	$3,902,200

Liabilities and Members' Capital

Current liabilities
Loan payable	$3,150,000
Accounts payable	470,045
Total current liabilities	3,620,045

Members' capital	282,155

Total liabilities and members' capital	$3,902,200

See notes to Financial Statements.

Brookridge Funding, LLC

Statement of Operations
For the Year Ended December 31, 2007

2007

Revenues
Fee income	$1,048,071
Brookridge Trade Finance management fee	137,687
Other	(2,012)
Interest income	20,857
Total income	1,204,603

Operating expenses	946,355

Interest expense	504,000

Net loss	$(245,752)

See notes to Financial Statements.

Brookridge Funding, LLC

Statement of Changes in Members' Capital
For the Year Ended December 31, 2007

2007

Members' beginning capital	$527,907

Net loss	(245,752)

Members' ending capital	$282,155

See notes to Financial Statements.

Brookridge Funding, LLC

Statement of Cash Flows
For the Year Ended December 31, 2007

2007

Cash flows from operating activities:
Net loss	$(245,752)
Adjustments to reconcile net income to net cash flows provided by operating activities:
Changes in assets and liabilities:
Increase in retained interest in purchased accounts receivable	(33,566)
Increase in other assets	(2,000)
Decrease in fees receivable	141,617
Increase in accrued expenses	3,483
Net cash used in operating activities	(136,218)

Net decrease in cash	(136,218)

Cash at beginning of the year	332,475

Cash at end of the year	$196,257

Supplemental disclosure of cash flow information
Cash paid for interest	$504,000

See notes to Financial Statements.

Brookridge Funding, LLC

Notes to Financial Statements
December 31, 2007

Note 1 – Nature of business and summary of significant accounting polities

Nature of Business – Brookridge Funding, LLC (the "Company") was organized in the state of Delaware and began operations on December 22, 2004 for the purpose of investing in secured transactions. The Company provides commercial accounts receivable factoring and purchase order funding services. The Company's clients are located throughout the United States.

Use of Estimates – The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents·– The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents. In the normal course of business, the Company may maintain cash held at financial institutions in excess of the insured limit of $100,000.  The Company does not believe it is exposed to any significant credit risk related to cash.

Revenue Recognition – The Company provides factoring of accounts receivable as well as purchase order funding.  The Company receives a fee for providing this service. Revenue is recognized when the money is advanced to the customer.  The Company also receives a management fee which is recognized when earned.

Allowance for Doubtful Accounts – Factored accounts receivables and purchase order fundings are carried at original amount less an estimate of allowance for doubtful accounts based on a monthly review of all outstanding amounts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Factored accounts receivables and purchase order fundings are written off when deemed uncollectible. Recoveries of receivables and purchase orders previously written off are recorded as income when received.

Income Taxes – The Company is not a taxpaying entity for federal income tax purposes, and thus no provision for income taxes has been recognized. Income of the Company is taxed to partners in their respective returns.

Members' Capital – The Members' Capital account consists of investments by the members.

Brookridge Funding, LLC

Notes to Financial Statements
December 31, 2007

Note 2 – Related party transactions

Loan receivable - related party is a loan receivable from Fairfield Factors, LLC ("Fairfield"). Both the Company and Fairfield have a common owner. The loan is payable by December 31, 2010 with interest at 3% and is unsecured.

The Company has a management agreement with Brookridge Funding Corporation where the Company pays a management fee monthly for services provided by Brookridge Funding Corporation. The Corporation has the same common owners as the Company.

Note 3 – Loan payable

During 2006, the Company entered into a $3,150,000 note at 16% interest. It is collateralized by substantially all of the assets of the Company as well as personal guarantees of the Partners. At December 31, 2007, the amount outstanding was $3,150,000.

Note 4 -– Participation payable

The Company is party to a participation agreement. As part of the agreement each lender is responsible for advancing their contractually agreed upon portion of the submitted receivables. The Company is the lead lender thus all servicing is done by the Company. The participating lender will submit funds to the Company for their portion of the advance amount on a weekly basis. As receivables are collected, the Company will relieve the payable by submitting principal plus any owed interest and fees to the participating lender. At December 31, 2007 the Company had approximately $466,000 outstanding in participation payables, which have been included in accounts payable.

Note 5 – Fees receivable

The Company receives a management fee from Brookridge Trade Finance for managing the business it refers. The Company refers business to this entity and is entitled to a fee equal to 1/12th of 1% of ending total assets of the entity at the end of each calendar month. The Company is also entitled to a profit sharing fee of 50% of the net profit in excess of a 15% hurdle rate, defined by the agreement, and in excess of a high watermark, defined by the agreement, of the entity at the end of each quarter.

Note 6 – Subsequent events

On December 7, 2009, the Company entered into an agreement to sell primarily all of its assets for approximately $2.4 million at closing, plus an earn-out payment based on future operating income of up to $800,000.

The Company has evaluated subsequent events through February 18, 2010, the date which the financial statements were available to be issued.